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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors Station Casinos, Inc.:

        We consent to the incorporation by reference in this Registration Statement of Station Casinos, Inc. on Form S-4 of our report dated January 29, 2003, which report expresses an unqualified opinion and includes an explanatory paragraph on the Company's adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," relating to Station Casinos, Inc.'s consolidated balance sheet as of December 31, 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002, appearing in the Annual Report on Form 10-K of Station Casinos, Inc. for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 26, 2004

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS